Exhibit 14.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (No. 333-275269) of Aktiebolaget Svensk Exportkredit (publ) (Swedish Export Credit Corporation) of our report dated February 23, 2024 relating to the consolidated financial statements for the year ended December 31, 2023, which appears in this Form 20-F.

/s/ Öhrlings PricewaterhouseCoopers AB

Stockholm, Sweden

February 23, 2024